FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER RESULTS
Net Sales — $833 Million; GAAP Diluted EPS — $0.23; Non-GAAP Diluted EPS — $0.35
TEMPE, Ariz. — January 26, 2006 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months and year ended December 31, 2005.
Fourth Quarter Highlights:
•	Quarterly net sales growth of 3.4% from $805.7 million in Q4 2004 to $832.9 million in Q4 2005.

•	Non-GAAP* net earnings growth of 9% from $15.4 million in Q4 2004 to $16.8 million in Q4 2005. (GAAP net earnings decline of 64%.)

•	13% year over year growth in non-GAAP* diluted EPS from $0.31 in Q4 2004 to $0.35 in Q4 2005. (GAAP diluted EPS decline from $0.62 in Q4 2004 to $0.23 in Q4 2005.)

•	Quarterly non-GAAP* operating margin of 3.3%. (GAAP operating margin of 2.4%.)

•	Quarterly net sales and non-GAAP* earnings from operations growth for Insight North America of 3.8% and 19%, respectively, over prior year.

•	Quarterly non-GAAP* earnings from operations growth for Insight UK of 14% over prior year.
“I am pleased to announce that Insight Enterprises, Inc. had another solid quarter, obtaining year over year growth in net sales, non-GAAP net earnings, and non-GAAP diluted earnings per share while reaching our highest non-GAAP operating margin since Q1 2002,” said Rich Fennessy, chief executive officer.
Financial Summary Table
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	% change	2005	2004	% change
Insight Enterprises, Inc.
Net sales	$832,851	$805,684	3.4%	$3,261,150	$3,082,725	5.8%
Net earnings — GAAP	$11,116	$30,991	(64%)	$54,695	$80,528	(32%)
Net earnings — non-GAAP*	$16,841	$15,446	9%	$63,490	$57,652	10%
Diluted earnings per share — GAAP	$0.23	$0.62	(63%)	$1.12	$1.64	(32%)
Diluted earnings per share — non-GAAP*	$0.35	$0.31	13%	$1.29	$1.17	10%
Insight North America
Net sales	$702,437	$676,542	3.8%	$2,713,468	$2,557,402	6.1%
Earnings from operations — GAAP	$21,893	$17,211	27%	$75,309	$61,673	22%
Earnings from operations — non-GAAP*	$21,893	$18,454	19%	$78,959	$64,891	22%
Insight UK
Net sales	$109,637	$110,327	(0.6%)	$470,239	$451,202	4.2%
(Loss) earnings from operations — GAAP	$(4,650)	$207	(2,346%)	$4,996	$11,380	(56%)
Earnings from operations — non-GAAP*	$2,870	$2,525	14%	$12,644	$11,387	11%
Direct Alliance Corporation
Net sales	$20,777	$18,815	10.4%	$77,443	$74,121	4.5%
Earnings from operations — GAAP	$3,087	$3,132	(1%)	$10,053	$12,818	(22%)
Earnings from operations — non-GAAP*	$3,087	$3,197	(3%)	$11,058	$12,966	(15%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2005 and/or 2004 periods exclude severance and restructuring expenses, cumulative effect of change in accounting principle, income resulting from reductions in liabilities assumed in a previous acquisition, gain and bonus expenses associated with a discontinued operation, the tax benefit associated with the reduction in the deferred tax valuation allowance, expenses related to the hiring of our chief executive officer, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating selling and administrative expenses, earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating selling and administrative expenses and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended December 31, 2005 was 41.5% compared to 14.8% for the three months ended December 31, 2004. The increase in the effective tax rate was due primarily to a $5.5 million tax benefit recorded in the three months ended December 31, 2004 as a result of a decrease in the deferred tax asset valuation allowance for our United Kingdom operations and to an increase in the percentage of taxable income in the United States, which is taxed at higher rates than in the United Kingdom. The non-GAAP effective tax rate for the three months ended December 31, 2005 was 39.0% compared to 37.9% for the three months ended December 31, 2004. The increase in the non-GAAP effective tax rate is due primarily to an increase in the percentage of taxable income in the United States, which is taxed at higher rates than in the United Kingdom and Canada.
Working capital as of December 31, 2005 was $389.5 million compared to $371.3 million as of December 31, 2004. Annualized inventory turns, excluding inventories not available for sale, were 28 times for the fourth quarter of 2005 compared to 31 times for the fourth quarter of 2004. The increase in inventories is due primarily to increases in opportunistic purchases and a decision to carry additional inventory for our integration labs and upcoming projects with large enterprise and public sector clients. The $35.5 million of inventories not available for sale at December 31, 2005 represents inventories segregated pursuant to binding client contracts, which will be recorded as net sales when the criteria for sales recognition are met. Client payments in advance of shipment of $24.7 million at December 31, 2005 primarily represent payments received from clients pursuant to these contracts. Days’ sales outstanding in ending accounts receivable (DSOs) were 52 for the fourth quarter of 2005 compared to 50 for the fourth quarter of 2004. This increase is due primarily to an increase in net sales with terms longer than net 30, primarily related to our large enterprise and public sector clients. Cash flows from operations for the year ended December 31, 2005 and 2004 were $12.7 million and $13.2 million, respectively. Cash flows from operations for the year ended December 31, 2005 resulted primarily from net earnings before depreciation, offset by increases in accounts receivable and inventories, explained above. Additionally, we decreased the outstanding balance on our inventories financing facility. Cash flows from operations for the year ended December 31, 2004 resulted primarily from net earnings before depreciation and the gain on the sale of our investment in a discontinued operation, offset by an increase in accounts receivable and inventories due to increased sales compared to the prior year. We had $66.3 million outstanding under our line of credit and accounts receivable securitization facility at December 31, 2005, compared to $25.0 million outstanding at December 31, 2004. At December 31, 2005, we had $35.1 million in cash, although a large portion of our cash balance remains in the United Kingdom.
Severance and Restructuring Expenses
At the end of December 2005, Insight UK moved to a new facility in London. Accordingly, Insight UK recorded restructuring costs of $7.5 million representing the remaining lease obligations on the old lease and duplicate rent expense for the new facility during the three months ended December 31, 2005.
Cumulative Effect of Change in Accounting Principle
During the three months ended December 31, 2005, we recorded $979,000, $649,000 net of taxes, for the cumulative effect of a change in accounting principle for the adoption of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations.” FIN 47 states that companies must recognize a liability for the fair value of a legal obligation to perform asset-retirement activities that are conditional on a future event if the amount can be reasonably estimated. This interpretation applies to certain provisions in our facility lease agreements in the United States and the United Kingdom. Some of our leases stipulate that any leasehold improvements performed by the tenant with landlord approval become the landlord’s property upon expiration of the lease. However, some landlords further reserve the right to make the determination as to whether the premises must be returned to their original condition, normal wear and tear excepted, at our
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

expense. Because of these provisions, FIN 47 now requires us to record a liability for the estimated fair value of this legal obligation to return the premises to the original condition with the offset recorded as an increase to the cost of the leasehold improvements. The cumulative effect of this change in accounting principle of $979,000 represents the accumulated amortization of the increase in leasehold improvements and the accretion of the present value of the liability since the lease inception dates. The effect on future periods is estimated to be an increase of approximately $170,000 per year in amortization expense and $100,000 — $140,000 per year in interest expense. These amounts, as they relate to provisions in our United Kingdom leases, will fluctuate with changes in the exchange rates.
OPERATING SEGMENTS
We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the three months ended December 31, 2005, we were organized in the following three operating segments:
•	Single-source provider of IT products and services — North America (“Insight North America”);
•	Single-source provider of IT products and services — United Kingdom (“Insight UK”); and
•	Business process outsourcing provider (“Direct Alliance”).
Insight North America
Insight North America’s net sales in the fourth quarter of 2005 increased 3.8% to $702.4 million, compared to net sales of $676.5 million in the fourth quarter of 2004. “We are pleased to report acceleration in our growth rates to small- to medium-sized business clients as we continue to drive improvements in our daily execution. However, as we looked to improve profitability in the fourth quarter, the growth rates in our large enterprise business were clearly affected by a very competitive pricing environment,” said Fennessy.
Insight North America’s gross profit as a percentage of net sales was 11.2% in the fourth quarter of 2005, compared to 11.1% in the fourth quarter of 2004. “The increase from Q4 2004 was due primarily to increases in supplier reimbursements as a percentage of net sales, increases in freight margin and increases in referral fees from Microsoft enterprise software agreement renewals, offset partially by decreases in product margin and increases in the write-down of inventories,” said Stanley Laybourne, chief financial officer.
Insight North America’s selling and administrative expenses were 8.1% (GAAP and non-GAAP) of net sales for the three months ended December 31, 2005, compared to 8.4% (non-GAAP) for the three months ended December 31, 2004. “We have benefited from increases in net sales and increases in efficiencies due to operational improvements and restructuring activities. Additionally, we had a very concerted effort across all departments to control operating expenses in Q4 2005 which resulted in decreases in expenses in the majority of our departments,” Laybourne said. “We are committed to managing our expense structure, as necessary, to establish a cost structure that is in line with our profitability goals.”
Insight North America’s earnings from operations as a percentage of net sales in the fourth quarter of 2005 were 3.1% (GAAP and non-GAAP) compared to 2.7% (non-GAAP) in the fourth quarter of 2004.
Insight UK
Insight UK’s net sales in the fourth quarter of 2005 decreased slightly to $109.6 million, compared to net sales of $110.3 million in the fourth quarter of 2004. In British pound sterling, net sales increased 5.9% from the fourth quarter of 2004. “Insight UK continues to post sales growth rates in British pound sterling which we believe to be faster than the market is growing,” said Fennessy.
Insight UK’s gross profit as a percentage of net sales was 13.8% in the fourth quarter of 2005 compared to 13.2% in the fourth quarter a year ago. “The increase in Insight UK’s gross margin over the prior year was due primarily to the decrease in write-downs of inventories. These increases were offset partially by decreases in product margin due to an aggressive pricing environment as well as some product mix shift to lower margin products and a decrease in services margin as a percentage of net sales,” said Laybourne.
For the fourth quarter of 2005, Insight UK’s selling and administrative expenses were 11.2% (GAAP and non-GAAP) of net sales compared with 10.9% (non-GAAP) in the same quarter of 2004 due primarily to investments in marketing, sales support and sales compensation plans for 2005.
Insight UK’s earnings from operations as a percentage of net sales in the fourth quarter of 2005 were 2.6% (non-GAAP) compared to 2.3% (non-GAAP) in the fourth quarter of 2004.
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

Direct Alliance
Direct Alliance posted overall net sales of $20.8 million in the quarter ended December 31, 2005, up 10.4% from $18.8 million in the fourth quarter of 2004. For the three months ended December 31, 2005, Direct Alliance’s largest client accounted for approximately 36% of Direct Alliance’s net sales, and the top three clients represented 76% of net sales. For the three months ended December 31, 2004, Direct Alliance’s largest client accounted for approximately 61% of Direct Alliance’s net sales, and the top three clients represented 87% of net sales. The decline in concentration with Direct Alliance’s largest client and top three clients reflects the fact that the historical contract with Direct Alliance’s largest client, IBM, was replaced with separate contracts with IBM and Lenovo starting in May 2005.
Direct Alliance’s gross profit decreased 3% to $4.6 million for the fourth quarter of 2005, compared to $4.8 million for the fourth quarter of 2004. “The decrease in gross profit was due primarily to renegotiated fee structures as part of multi-year contract renewals with some of Direct Alliance’s largest clients. These decreases were offset partially by increases in gross profit contributed by other clients,” said Laybourne.
Selling and administrative expenses at Direct Alliance decreased 3% to $1.5 million (GAAP and non-GAAP) for the fourth quarter of 2005, compared to $1.6 million (non-GAAP) for the fourth quarter of 2004. Selling and administrative expenses as a percentage of net sales were 7.3% (GAAP and non-GAAP) in the fourth quarter of 2005, compared to 8.3% (non-GAAP) in the fourth quarter of 2004. The decrease is related primarily to cost saving initiatives across various departments.
Direct Alliance posted earnings from operations of $3.1 million (GAAP and non-GAAP) for the fourth quarter of 2005, a 3% decrease, compared to $3.2 million (non-GAAP) for the fourth quarter of 2004.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures and growth; hiring plans; plans for future operations; the availability of financing and our needs or plans relating thereto; plans relating to our products and services; the effect of new accounting principles; benefits and expenses relating to restructuring activities and employee terminations; the effect of guaranty and indemnification obligations; the actual or expected outcome of legal proceedings against the Company; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the economic environment and/or the information technology industry;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	actions of our competitors, including manufacturers of products we sell;

•	disruptions in our information technology and voice and data networks;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	our reliance on a limited number of outsourcing clients;

•	the risks associated with international operations;

•	the decreased effectiveness of equity compensation resulting from changes in accounting for equity compensation;

•	our integration and operation of future acquired businesses;

•	our dependence on key personnel;

•	rapid changes in product standards;

•	our ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer,	Finance
	Secretary and Treasurer	Tel. 480-333-3074
	Tel. 480-350-1142	Email kmcginni@insight.com
Email slaybour@insight.com
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)
Net sales	$832,851	$805,684	$3,261,150	$3,082,725
Costs of goods sold	734,352	710,885	2,869,239	2,712,294

Gross profit	98,499	94,799	391,911	370,431
Operating expenses:
Selling and administrative expenses	70,649	74,249	289,250	285,742
Severance and restructuring expenses	7,520	—	12,967	2,435
Reductions in liabilities assumed in a previous acquisition	—	—	(664)	(3,617)

Earnings from operations	20,330	20,550	90,358	85,871
Non-operating (income) expense:
Interest income	(834)	(662)	(3,394)	(1,849)
Interest expense	888	556	1,914	2,011
Other expense, net	174	422	853	893

Earnings from continuing operations before income taxes	20,102	20,234	90,985	84,816
Income tax expense	8,337	2,996	35,641	24,729

Net earnings from continuing operations	11,765	17,238	55,344	60,087
Earnings from discontinued operation, net of taxes of $0, $3,950, $0 and $6,753, respectively	—	13,753	—	20,441

Net earnings before cumulative effect of change in accounting principle	11,765	30,991	55,344	80,528
Cumulative effect of change in accounting principle, net of taxes of $330 in 2005	(649)	—	(649)	—

Net earnings	$11,116	$30,991	$54,695	$80,528

Net earnings per share — Basic:
Net earnings from continuing operations	$0.25	$0.35	$1.14	$1.24
Net earnings from discontinued operation	—	0.28	—	0.42
Cumulative effect of change in accounting principle	(0.02)	—	(0.01)	—

Net earnings per share	$0.23	$0.63	$1.13	$1.66

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.24	$0.35	$1.13	$1.22
Net earnings from discontinued operation	—	0.27	—	0.42
Cumulative effect of change in accounting principle	(0.01)	—	(0.01)	—

Net earnings per share	$0.23	$0.62	$1.12	$1.64

Shares used in per share calculation:
Basic	47,628	48,943	48,553	48,389

Diluted	48,054	49,727	49,042	49,231

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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,145	$38,443
Accounts receivable, net	480,458	447,907
Receivable from underwriter on sale of discontinued operation	—	28,024
Inventories, net	121,223	95,903
Inventories not available for sale	35,528	41,791
Deferred income taxes and other current assets	29,624	35,455

Total current assets	701,978	687,523

Property and equipment, net	133,017	113,079
Goodwill	87,124	86,907
Other assets	221	132

	$922,340	$887,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$183,014	$198,322
Inventories financing facility	4,281	17,554
Accrued expenses and other current liabilities	55,413	59,110
Client payments in advance of shipment	24,747	16,270
Short-term financing facility	45,000	25,000

Total current liabilities	312,455	316,256

Line of credit	21,309	—
Deferred income taxes and other long-term liabilities	22,552	11,826

Stockholders’ equity:
Preferred stock	—	—
Common stock	477	494
Additional paid-in capital	299,043	301,580
Retained earnings	252,318	230,879
Accumulated other comprehensive income — foreign currency translation adjustment	14,186	26,606

Total stockholders’ equity	566,024	559,559

	$922,340	$887,641

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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2005	2004
	(unaudited)
Cash flows from operating activities:
Net earnings from continuing operations	$54,695	$60,087
Plus: net earnings from discontinued operation	—	20,441

Net earnings	54,695	80,528
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	18,204	20,357
Provision for losses on accounts receivable	5,292	5,606
Write-downs of inventories	7,625	7,070
Non-cash stock compensation expense	766	—
Tax benefit from employee gains on stock based compensation	2,638	7,093
Cumulative effect of change in accounting principle, net	649	—
Gain on sale of building	—	(328)
Gain on sale of discontinued operation	—	(23,725)
Equity in loss of investee	—	400
Deferred income taxes	4,537	(2,390)
Changes in assets and liabilities:
Increase in accounts receivable	(42,928)	(65,666)
Increase in receivables from equity method investee	—	(3,098)
Increase in inventories	(27,583)	(32,842)
Decrease (increase) in other current assets	6,879	(668)
Increase in other assets	(1,802)	(496)
(Decrease) increase in accounts payable	(9,308)	1,813
(Decrease) increase in inventories financing facility	(13,256)	11,957
Increase in client payments in advance of shipment	8,555	2,486
(Decrease) increase in accrued expenses and other current liabilities	(2,237)	5,150

Net cash provided by operating activities	12,726	13,247

Cash flows from investing activities:
Cash receipt of underwriter receivable	26,540	—
Purchases of property and equipment	(38,809)	(20,705)
Proceeds from sale of discontinued operation, net of direct expenses	—	18,629
Proceeds from sale of building	—	1,378
Investment in equity method investee	—	(400)

Net cash used in investing activities	(12,269)	(1,098)

Cash flows from financing activities:
Repayments on short-term financing facility	(55,000)	(125,000)
Borrowings on short-term financing facility	75,000	95,000
Net borrowings (repayments) on line of credit	21,309	(10,004)
Repurchase of common stock	(49,998)	—
(Repayment of) borrowing on long-term liabilities	(155)	155
Proceeds from sales of common stock through employee stock plans	10,783	27,707

Net cash provided by (used in) financing activities	1,939	(12,142)

Foreign currency exchange impact on cash flow	(5,694)	(3,461)

Decrease in cash and cash equivalents	(3,298)	(3,454)
Cash and cash equivalents at beginning of period	38,443	41,897

Cash and cash equivalents at end of period	$35,145	$38,443

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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Segment Data Table
(unaudited)

	Three Months Ended
	December 31,
Insight North America	2005	2004	%change
Number of account executives	1,074	1,106	(3%)
Direct shipments %	59%	63%	(2	%)**
Average order size	$1,827	$1,913	(4%)
Percent of electronic sales	15%	14%	13	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	16%	16%	5	%*
Desktops and servers	16%	19%	(11	%)*
Software	11%	12%	(6	%)*
Storage devices	9%	7%	27	%*
Networking and connectivity	13%	10%	30	%*
Printers	8%	9%	(4	%)*
Monitors and video	7%	7%	(4	%)*
Memory and processors	6%	6%	(3	%)*
Supplies and accessories	7%	7%	6	%*
Miscellaneous	7%	7%	5	%*
Insight UK
Number of account executives	266	298	(11%)
Direct shipments %	48%	47%	10	%**
Average order size	$1,040	$1,151	(10%)
Percent of electronic sales	23%	18%	30	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	18%	19%	(4	%)*
Desktops and servers	14%	13%	12	%*
Software	15%	18%	(14	%)*
Storage devices	9%	7%	29	%*
Networking and connectivity	8%	8%	—	%*
Printers	9%	9%	(1	%)*
Monitors and video	9%	10%	(14	%)*
Memory and processors	4%	4%	6	%*
Supplies and accessories	8%	7%	—	%*
Miscellaneous	6%	5%	7	%*
Direct Alliance
Net sales mix:
Service fees	86%	91%	4	%*
Pass through product sales	14%	9%	73	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.
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Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)

	Three Months Ended December 31, 2005
		(unaudited)
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$702,437	$109,637	$20,777	$832,851
Costs of goods sold	623,649	94,527	16,176	734,352

Gross profit	78,788	15,110	4,601	98,499
Operating expenses:
Selling and administrative expenses	56,895	12,240	1,514	70,649
Severance and restructuring expenses	—	7,520	—	7,520

Earnings (loss) from operations	$21,893	$(4,650)	$3,087	20,330

Non-operating expense, net				228

Earnings from continuing operations before income taxes				20,102
Income tax expense				8,337

Net earnings before cumulative effect of change in accounting principle				11,765
Cumulative effect of change in accounting principle, net of tax				(649)

Net earnings				$11,116

Total assets	$1,114,325	$144,583	$71,215	$922,340	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $407,783.

	Year Ended December 31, 2005
		(unaudited)
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$2,713,468	$470,239	$77,443	$3,261,150
Costs of goods sold	2,402,343	406,824	60,072	2,869,239

Gross profit	311,125	63,415	17,371	391,911
Operating expenses:
Selling and administrative expenses	232,166	50,771	6,313	289,250
Severance and restructuring expenses	3,650	8,312	1,005	12,967
Reductions in liabilities assumed in a previous acquisition	—	(664)	—	(664)

Earnings from operations	$75,309	$4,996	$10,053	90,358

Non-operating income, net				(627)

Earnings from continuing operations before income taxes				90,985
Income tax expense				35,641

Net earnings before cumulative effect of change in accounting principle				55,344
Cumulative effect of change in accounting principle, net of tax				(649)

Net earnings				$54,695

Total assets	$1,114,325	$144,583	$71,215	$922,340 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $407,783.
- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)

	Three Months Ended December 31, 2004
		(unaudited)
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$676,542	$110,327	$18,815	$805,684
Costs of goods sold	601,110	95,723	14,052	710,885

Gross profit	75,432	14,604	4,763	94,799
Operating expenses:
Selling and administrative expenses	58,221	14,397	1,631	74,249

Earnings from operations	$17,211	$207	$3,132	20,550

Non-operating expense, net				316

Earnings from continuing operations before income taxes				20,234
Income tax expense				2,996

Net earnings from continuing operations				17,238
Net earnings from discontinued operation				13,753

Net earnings				$30,991

Total assets	$895,682	$148,308	$68,003	$887,641	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $224,352.

	Year Ended December 31, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$2,557,402	$451,202	$74,121	$3,082,725
Costs of goods sold	2,267,798	389,608	54,888	2,712,294

Gross profit	289,604	61,594	19,233	370,431
Operating expenses:
Selling and administrative expenses	225,956	53,454	6,332	285,742
Severance and restructuring expenses	1,975	377	83	2,435
Reductions in liabilities assumed in a previous acquisition	—	(3,617)	—	(3,617)

Earnings from operations	$61,673	$11,380	$12,818	85,871

Non-operating expense, net				1,055

Earnings from continuing operations before income taxes				84,816
Income tax expense				24,729

Net earnings from continuing operations				60,087
Net earnings from discontinued operation				20,441

Net earnings				$80,528

Total assets	$895,682	$148,308	$68,003	$887,641	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $224,352.
- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Earnings from Operations:
GAAP	$20,330	$20,550	$90,358	$85,871
Bonus expense related to management incentive plan with top executives at discontinued operation	—	2,318	—	3,247
Expenses associated with hiring of a new Chief Executive Officer	—	1,308	—	1,308
Severance and restructuring expenses	7,520	—	12,967	2,435
Reductions in liabilities assumed in previous acquisition	—	—	(664)	(3,617)

Non-GAAP	$27,850	$24,176	$102,661	$89,244

Non-GAAP Earnings from Operations as a percentage of sales	3.3%	3.0%	3.1%	2.9%

Effective Tax Rate:

GAAP	41.5%	14.8%	39.2%	29.2%
Tax rate effect of adjustments	(2.5%)	(2.2%)	(0.7%)	(1.1%)
Tax rate effect of valuation allowance releases	—	25.3%	—	9.0%

Non-GAAP	39.0%	37.9%	38.5%	37.1%

Net Earnings:

GAAP	$11,116	$30,991	$54,695	$80,528
Bonus expense related to management incentive plan with top executives at discontinued operation, net of tax	—	2,318	—	3,247
Expenses associated with hiring of a new Chief Executive Officer, net of tax	—	792	—	792
Severance and restructuring expenses, net of tax	5,076	—	8,452	1,509
Reductions in liabilities assumed in previous acquisition, net of tax	—	—	(306)	(3,345)
Gain on sale of discontinued operation, net of tax	—	(13,121)	—	(18,288)
Tax adjustments related to valuation allowance releases	—	(5,534)	—	(6,791)
Cumulative effect of change in accounting principle, net of tax	649	—	649	—

Non-GAAP	$16,841	$15,446	$63,490	$57,652

- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Diluted earnings per share:

GAAP	$0.23	$0.62	$1.12	$1.64
Bonus expense related to management incentive plan with top executives at discontinued operation, net of tax	—	0.05	—	0.07
Expenses associated with hiring of a new Chief Executive Officer, net of tax	—	0.02	—	0.02
Severance and restructuring expenses, net of tax	0.11	—	0.16	0.03
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	(0.01)	(0.07)
Gain on sale of discontinued Operation, net of tax	—	(0.27)	—	(0.38)
Tax adjustments related to valuation allowance releases	—	(0.11)	—	(0.14)
Cumulative effect of change in accounting principle, net of tax	0.01	—	0.02	—

Non-GAAP	$0.35	$0.31	$1.29	$1.17

- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Insight North America:
Selling and Administrative expense:
GAAP	$56,895	$58,221	$232,166	$225,956
Expenses associated with hiring of a new Chief Executive Officer	—	(1,243)	—	(1,243)

Non-GAAP	$56,895	$56,978	$232,166	$224,713

Non-GAAP Percentage of Sales	8.1%	8.4%	8.6%	8.8%

Earnings from operations:
GAAP	$21,893	$17,211	$75,309	$61,673
Severance and restructuring expenses	—	—	3,650	1,975
Expenses associated with hiring of a new Chief Executive Officer	—	1,243	—	1,243

Non-GAAP	$21,893	$18,454	$78,959	$64,891

Non-GAAP Operating Margin	3.1%	2.7%	2.9%	2.5%

Insight UK:
Selling and Administrative expense:
GAAP	$12,240	$14,397	$50,771	$53,454
Bonus expense related to management incentive plan with top executives at discontinued operation	—	(2,318)	—	(3,247)

Non-GAAP	$12,240	$12,079	$50,771	$50,207

Non-GAAP Percentage of Sales	11.2%	10.9%	10.8%	11.1%

(Loss) earnings from operations:
GAAP	$(4,650)	$207	$4,996	$11,380
Bonus expense related to management incentive plan with top executives at discontinued operation	—	2,318	—	3,247
Severance and restructuring expenses	7,520	—	8,312	377
Reductions in liabilities assumed in a previous acquisition	—	—	(664)	(3,617)

Non-GAAP	$2,870	$2,525	$12,644	$11,387

Non-GAAP Operating Margin	2.6%	2.3%	2.7%	2.5%
- MORE -
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Direct Alliance:
Selling and Administrative expense:
GAAP	$1,514	$1,631	$6,313	$6,332
Expenses associated with hiring of a new Chief Executive Officer	—	(65)	—	(65)

Non-GAAP	$1,514	$1,566	$6,313	$6,267

Non-GAAP Percentage of Sales	7.3%	8.3%	8.2%	8.5%

Earnings from operations:
GAAP	$3,087	$3,132	$10,053	$12,818
Severance and restructuring expenses	—	—	1,005	83
Expenses associated with hiring of a new Chief Executive Officer	—	65	—	65

Non-GAAP	$3,087	$3,197	$11,058	$12,966

Non-GAAP Operating Margin	14.9%	17.0%	14.3%	17.5%
###
Insight Enterprises, Inc.      1305 West Auto Drive     Tempe, Arizona 85284     480-902-1001     FAX 480-760-8958